UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

TAUBMAN CENTERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following FAQs were distributed to U.S. employees of Taubman Centers, Inc. on February 10, 2020.

U.S. Employee FAQ

February 10, 2020

These FAQs are being provided to you for information purposes only and shall not serve as an amendment or modification of any employment policies and agreements, employee benefit plans, compensation plans or equity award agreements.  Any information contained in these FAQs is qualified in its entirety by the terms of the applicable transaction documents. In the event of a conflict between this summary and the terms of a benefit or equity plan or the applicable transaction documents, the applicable benefit or equity plan or the applicable transaction documents will control.

Frequently Asked Questions

1)	What did the Company announce today?

Taubman Centers has entered into an agreement to become a private company and form a joint venture with Simon Property Group. When the transaction closes, Simon will acquire an 80% ownership interest in our company. The remaining 20% interest will continue to be owned by the Taubman family.

2)	Is the transaction complete?

•	This announcement is the first step in a process that will take several months.
•	The transaction is subject to customary closing conditions, including shareholder approval.
•	The completion of the transaction is referred to as the “closing.”

3)	When will the closing occur? What will happen until then?

•	We expect to close in mid-2020.
•	We expect it to remain business as usual prior to the close, during which time Taubman and Simon Property Group will operate as separate companies.

4)	Will existing management stay at the Company?

After the close, we expect our people, processes and organizational structure, including our management team, to remain similar.

5)	What will this mean for my job? Will there be staff reductions as a result of the transaction?

We expect our people, processes and organizational structure to remain similar. We will work together with Simon Property Group to share and implement best practices to achieve operational efficiencies.  We expect limited Taubman employee impact.

6)	If my position is eliminated because of this transaction, will I be eligible for severance?

•	Generally, yes. Taubman has a severance plan that provides a benefit to eligible U.S. employees impacted in a reduction in force. This plan can be found here.

•
Generally, eligible employees whose position is eliminated without cause during the 12 months following the close of this transaction will be eligible for enhanced severance benefits based on their level in the organization and years of service. Any U.S. reduction in force that occurs beyond 12 months following the close are covered by the regular severance provisions of the policy.

7)	Will there be any change in my compensation after the closing?

The Company expects to continue its current compensation programs.

8)	What will happen to my benefits plans?

The Company expects to continue its current benefits plans.

9)	I currently hold shares of Taubman Centers common stock. What will happen to my shares?

In the transaction, generally, each outstanding share of Taubman Center common stock will be converted into the right to be paid $52.50 per share at the closing of the transactions.

10)	I currently hold unvested long term incentive awards in the form of Restricted Stock Units (RSUs). What will happen to my unvested RSUs?

•
Vesting of RSUs granted in 2017 will occur in accordance with their normal vesting provisions in March 2020 and will settle in shares of Taubman Centers common stock. These shares will then be treated in the same manner as described in FAQ 9, above.

•
Vesting of RSUs granted in 2018 will occur in accordance with the terms of the RSU award agreement in connection with the closing of the transaction.  Upon vesting, holders of RSUs will receive the same $52.50 per share as described in FAQ 9 above, for each share of Taubman Centers common stock that the holders otherwise would have received upon vesting of their RSUs.

•
RSUs granted in 2019 and in March 2020 will convert to cash-based substitute time-vesting RSUs at a value equivalent to the number of shares of Taubman Centers common stock subject to such RSUs as of the closing, and the same $52.50 per share price paid to other Taubman Center common stockholders at the closing.  Vesting will occur in March 2022 and March 2023 respectively, in accordance with the normal vesting timeframes, and are subject to vesting protections upon qualifying terminations of employment that occur within two years after the closing of the transactions.

Forward Looking Statements
This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Taubman’s shareholders; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Simon and Taubman operate, as detailed from time to time in each of Simon’s and Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Taubman cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Taubman does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It
This communication is being made in respect of the proposed transaction involving Taubman and Simon. In connection with the proposed transaction, Taubman intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Taubman will mail the definitive proxy statement and a proxy card to each shareholder of Taubman entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Taubman may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF TAUBMAN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TAUBMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TAUBMAN AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by TAUBMAN with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Taubman’s website (www.taubman.com).

Participants in the Solicitation
Taubman and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Taubman in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding Taubman’s directors and executive officers is also included in Taubman’s proxy statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. These documents are available free of charge as described above.